Exhibit 10.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS IS AVAILABLE AND, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE PROPOSED TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

MGT CAPITAL INVESTMENTS, INC.

______________________________

COMMON STOCK WARRANT

______________________________

Right to Purchase 350,000 shares	Certificate No. ________
of Common Stock	Dated as of May 9, 2012

1.       Grant. In conjunction with the Contribution and Sale Agreement (“Contribution and Sale Agreement”) by and among MGT Capital Investments, Inc. (the “Company”), MGT Holdings, Inc. and J&S Gaming, Inc. (the “Investor”), the Company hereby grants to the Investor the right to purchase 350,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), at the exercise price of $4.00 per share (the “Warrant Shares”). Capitalized terms used but not otherwise defined herein will have the meaning ascribed to such terms in the Contribution and Sale Agreement.

2.       Exercise Period. The right to exercise this Warrant shall commence as of the date hereof and shall expire on the earlier of (i) that date which is four (4) years from the date hereof and (ii) the date that J&S exercises the Repurchase Right (the “Expiration Date”).

3.       Representations of Investor. The Investor represents and warrants that the representations and warranties contained in Section 3.7 of the Contribution and Sale Agreement are true and correct in all material respects as of the date of this Warrant. The Investor shall further reiterate the representations and warranties contained in Section 3.7 of the Contribution and Sale Agreement as of each Exercise Date (as such term is defined in Section 8 below).

4.       No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Investor would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the exercise price times such fraction.

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5.       Reservation of Common Stock. The Company shall, at all times, reserve and keep available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company as will be sufficient to permit the exercise in full of this Warrant. Upon such issuance, all such shares will be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

6.       Adjustments.

(a)       Adjustment for Certain Actions. If, after the date hereof, the Company shall (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, then the number of Warrant Shares available under the Warrant in the aggregate and the exercise price thereof shall be correspondingly adjusted to give the Investor on exercise for the same aggregate exercise price, the number of shares of Common Stock of the Company as the Investor would have owned had such Warrant been exercised immediately prior to the event and had the Investor continued to hold such shares of Common Stock until after the event requiring adjustment.

(b)       Adjustment for Management Equity Compensation. If, after the date hereof, the Company shall issue any New Shares, then the number of shares available under the Warrant shall be correspondingly adjusted to give the Investor the same percentage ownership of the Company as the Investor would have owned had such Warrant been exercised immediately prior to the issuance of New Shares and had the Investor continued to hold such shares of Common Stock until after such issuance. For purposes of this Section 6(b), “New Shares” means (i) any shares granted or (ii) shares issued pursuant to the exercise of options, in each case to executive officers of the Company pursuant to an equity incentive plan of the Company.

7.       No Voting or Dividend Rights; Limitations of Liability. Prior to exercise, this Warrant will not entitle the Investor to the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant until, and only to the extent that, this Warrant shall have been exercised. No provision of this Warrant, in the absence of affirmative action by the Investor to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Investor, will give rise to any liability of such Investor for the exercise price.

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8.       Exercise Procedure.

(a)       This Warrant may be exercised in whole or in part prior to the Expiration Date by presenting it and tendering the applicable exercise price, at the option of the Investor (i) in legal tender, (ii) by bank cashier’s or certified check, at the principal office of the Company, or (iii) by wire transfer to an account designated by Company, in each case along with a written subscription substantially in the form of Exhibit A attached hereto. The date on which this Warrant is thus surrendered, accompanied by tender or payment as hereinbefore or hereinafter provided, is referred to herein as the “Exercise Date.” The Company shall issue and deliver to Investor certificates for the proper number of Warrant Shares upon exercise of this Warrant within ten (10) days after the Exercise Date, and such Warrant Shares shall be deemed issued and the Investor deemed the Investor of record of such Warrant Shares, for all purposes as of the opening of business on the Exercise Date, notwithstanding any delay in the actual issuance.

(b)       Notwithstanding anything herein to the contrary, as a condition precedent to the exercise of this Warrant and at any time thereafter as may be reasonably requested by the Company, the Investor agrees to execute and to become a party to, such stock restriction agreements, shareholders’ agreements, voting trust agreements, voting agreements, right of first refusal agreements, co-sale agreements, lock-up agreements, and other agreements regarding the Common Stock of the Company in such form(s) as the Company may determine from time to time in its sole discretion.

(c)       Notwithstanding anything herein to the contrary, the Company shall not be obligated to issue any Warrant Shares which would result in the issuance of shares of Common Stock to the Investor representing more than the applicable percentage under the rules of the NYSE Amex that would require stockholder approval of the issuance thereof.1 In the event that Investor has delivered a written subscription to the Company to purchase Warrant Shares in an amount that would require stockholder approval (after taking into account all shares of Common Stock acquired by the Investor pursuant to this Warrant and the MGT Option Warrant), the Company shall as soon as practicable after receipt thereof, but in no event later than sixty (60) days thereafter, hold a meeting of its stockholders for the approval of the issuance of such Warrant Shares. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use commercially reasonable efforts to solicit its stockholders’ approval of the issuance of such Warrant Shares and to cause its board of directors to recommend to the stockholders that they approve such proposal.

9.       Transfer. This Warrant is not transferable.

10.       Replacement of Warrant. At the request of the Investor and on production of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) if required by the Company, upon reasonably satisfactory indemnification, the Company, at Investor’s expense, will issue in lieu thereof a new Warrant of like tenor.

[1]	The number of shares outstanding as of May 9, 2012 was 2,105,187, and as such, the Company shall be required to obtain shareholder approval prior to the Investor acquiring more than 421,016 shares of Common Stock pursuant to this Warrant and the MGT Warrant.

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11.       Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of New York, without regard to such State’s principles of conflict of laws, except to the extent that the corporation laws of the State of Delaware apply. The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding (“Actions”) relating to this Agreement shall be in the courts of the United States of America sitting in the Borough of Manhattan in the City of New York or, if such courts shall not have jurisdiction over the subject matter thereof, in the courts of the State of New York sitting therein, and each such party hereby irrevocably and unconditionally agrees to submit to the jurisdiction of such courts for purposes of any such Actions. Each party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.

12.       WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.       Notice. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, sent by registered or certified mail, return receipt requested, postage prepaid, sent via overnight delivery service or sent via facsimile, and shall be effective (1) when personally delivered, (2) on the day following delivery to an overnight courier service if sent for delivery within the United States (or on the second business day following delivery to such courier service if sent for delivery outside the United States), (3) on the business day following receipt of transmission if sent via facsimile, or (4) on the fifth business day after the date of mailing if sent by registered or certified mail, in each case to the following addresses:

(a)	If to the Company:

MGT Capital Investments, Inc.

500 Mamaroneck Avenue, Suite 204

Harrison, NY 10528

Attn: Robert B. Ladd

With a copy to:

Dickstein Shapiro LLP

1633 Broadway

New York, NY 10019

Attn: Malcolm I. Ross

(b)	If to the Investor, to the address set forth in the books and records of the Company.

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14.       Modification and Waiver. This Warrant and any provision hereof may only be amended, waived or modified upon written consent of the Company and the Investor.

15.       Counterparts. This Warrant may be executed in any number of counterparts (including by facsimile or PDF transmission), each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

16.       Binding Effect. The provisions of this Warrant shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

17.       Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

18.       Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers on its behalf, in its corporate name, as of the 9th day of May, 2012.

MGT CAPITAL INVESTMENTS, INC.

By:	/s/ Robert B. Ladd
Name: Robert B. Ladd
Title: President and CEO

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Exhibit A

IRREVOCABLE SUBSCRIPTION

To:	MGT CAPITAL INVESTMENTS, INC.

The undersigned hereby elects to exercise its right under the attached Warrant by purchasing _________ shares of the Common Stock with an exercise price equal to $4.00 per share, and hereby irrevocably subscribes to such issue. The certificates for such shares shall be issued in the name of:

______________________________

(Name)

______________________________

(Address)

______________________________

(Taxpayer Number)

and delivered to:

______________________________

(Name)

______________________________

(Address)

The exercise price of $__________ will be provided to the Company by _____________.

Date: ______________________________

Signed: ______________________________

(Name of Investor, Please Print)

______________________________

(Address)

______________________________

(Signature)

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